BANCORP
HOWARD

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by __:__ a.m., Eastern Time, on ____ __, 2015.

Vote by Internet

- Go to **www.investorvote.com/HBMD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve the issuance by Howard Bancorp of the shares of Howard Bancorp common stock to be issued to the stockholders of Patapsco Bancorp, Inc. in the merger of Patapsco Bancorp, Inc. into Howard Bancorp, with Howard Bancorp as the surviving entity, pursuant to that Agreement and Plan of Merger dated as of March 2, 2015 by and between Howard Bancorp and Patapsco Bancorp, Inc., as the agreement may be amended from time to time.	☐	☐	☐
2. To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the matters to be considered by the stockholders at the Special Meeting.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — HOWARD BANCORP, INC.

Special Meeting of Stockholders — _____ __, 2015, __:__ _.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby makes, constitutes and appoints Nasser Basir, Paul I. Latta, Jr. and Donna Hill Staton, or any of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Howard Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Stockholders to be held on _____ __, 2015 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR approval of the issuance of the shares of the Company's common stock to be issued in the merger with Patapsco Bancorp, Inc. and FOR approval of the proposal to adjourn the Special Meeting if necessary to solicit additional proxies. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.